EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       of

                           WEIGHT WATCHERS CAMPS, INC.

                Under Section 402 of the Business Corporation Law

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            The undersigned, a natural person of the age of 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

            FIRST: The name of the corporation is WEIGHT WATCHERS CAMPS, INC.

            SECOND: The corporation formed for the following purpose or purposes:

            To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, improve, develop, divide, and otherwise handle, manage, operate, maintain, control, license the use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, franchiser, franchisee, consultant, advisor, co-ordinator, and in any other lawful capacity, improved and unimproved real and personal property of all kinds, and, without limiting the generality of the foregoing, camps, hotels, motels, inns, resorts, tourist courts, cabins, boarding and lodging houses, apartment houses, gymnasia, diet-control, weight-reduction, weight-control, and physical fitness facilities of all kinds, tourist and travel agencies, retail shops and departments, restaurants, coffee shops, cafes, taverns, refreshment rooms, catering establishments, concessions of any and all kinds, bathing houses, swimming pools, water craft, aquatic, fishing, tennis, golf, hiking, and equestrian facilities, beaches and pavilions, hunting and bridle areas, trails, and facilities, skiing, tobogganing, sledding, skating, and other seasonal sport facilities, amusement, entertainment, community, shopping, and recreational centers, facilities, and establishments of any and all kinds, and development, planning, operating, sales, brokerage, agency, management, counsellors, advisory, promotional, and publicity business and a motel, hotel, resort, diet-control and physical-fitness, amusement, and entertainment business in all its branches.

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            To conduct in all its branches, at wholesale and retail, as the case may be, and as principal, sales, business, special, or general agent, broker, factor, buyer, seller, mortgagor, mortgagee, promoter, finder, franchiser, franchisee, licensor, licensee, coordinator, consultant, advisor, jobber and distributor, as the case may be, and in any other lawful capacity, the business of acquiring, owning, erecting, constructing, developing, renovating, operating, managing, supervising, and generally dealing in and with restaurants, refreshment stands and booths, cafeterias, tea rooms, snack bars, coffee shops, dining facilities, drive-ins, taverns, night clubs, catering establishments, automatic vending devices, and related facilities for dispensing and furnishing food, confections, alcoholic and non-alcoholic beverages and related and unrelated products, retail shops, departments and concessions for the sale of merchandise and services of all kinds, and camps, camping facilities, parking areas, hotels, motels, inns, tourist courts, service stations, and recreational and entertainment facilities of all kinds, and the business of creating, developing, producing, preparing, packaging, marketing, dispensing, and distributing food, confections, alcoholic and non-alcoholic beverages and related and unrelated products, and supplies, equipment, and furnishings of all kinds.

            To disseminate advice regarding weight reduction and control, and to arrange lectures and other forum and symposia in relation thereto and other aids to self-help in dieting, posture, eating habits, and preparation of foods.

            To promote, organize, plan and conduct trips, tours, and excursions by railroad, steamship, motor vehicle, or aircraft, or by any other means, for individuals or groups of individuals, in and to any part of the world.

            To arrange for the transportation of individuals or groups of individuals by railroads, steamship, motor vehicle, aircraft, or otherwise, in connection with the conduct of a general travel and tourist agency, and to provide or procure, and to cause to be provided or procured, hotel and other accommodations for the comfort, convenience, and entertainment of individuals or groups of individuals who are members of any trip or tour conducted by the corporation.

            To furnish travel directors, guides, couriers, assistants, and interpreters; to procure and sell, and cause to be procured and sold, transportation tickets on railroads, steamships, motor vehicle, and aircraft; to act as representative of steamship, railroad, airline, motor vehicle, and other companies devoted to the transportation and carriage of passengers and freight, in the sale of tickets on all vehicles, ships, railroads, railways, airlines, and other facilities; to conduct information bureau, for travelers; and in general, to do all other things that are necessary or pertinent to the conduct of a travel and tourist agency.

            To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive,

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      grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, consultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

            To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, chooses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

            To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes, copyrights, assigns, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

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                  (c) franchise, licenses, grants and concessions.

            To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

            THIRD: The office of the corporation is to be located in the incorporated Village of Great Neck, County of Nassau, State of New York.

            FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

            FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Davis, Gilbert, Levine & Schwartz, Esqs., 500 Fifth Avenue, New York, New York 10036.

            SIXTH: The duration of the corporation is to be perpetual.

            SEVENTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into, or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares or any class of the corporation and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associates, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

            EIGHTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights,

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conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

            Subscribed and affirmed by me as true, under the penalties of perjury on December 30, 1968.


                                       /s/ Frances A. Wrigley
                                       --------------------------------
                                       Frances A. Wrigley, Incorporator
                                       90 Broad Street
                                       New York, New York 10004